Exhibit 99.1

Donaldson Company Reports Fiscal 2017 Third Quarter Earnings; Increases Guidance for Full-Year 2017 Total Sales and Earnings

Third quarter 2017 sales increased from 2016 by 6.5 percent, or 7.7 percent in local currency

MINNEAPOLIS--(BUSINESS WIRE)--June 1, 2017--Donaldson Company, Inc. (NYSE: DCI) today announced third quarter 2017 net earnings of $60.1 million, or $0.45 per share,1 compared with $54.8 million, or $0.41 per share, in 2016. The prior-year results included restructuring charges, which reduced GAAP earnings per share (EPS) by approximately 2 cents. Excluding this impact, third quarter 2016 adjusted EPS2 were $0.43. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

“Our employees are doing an excellent job executing our strategy while also supporting our customers as we react to stronger-than-expected demand in our Engine segment,” said Tod Carpenter, president and chief executive officer. “We anticipate the strong growth in Engine, particularly in Off-Road and Aftermarket, carrying through the fourth quarter, resulting in full-year sales and profit that are both above our prior guidance.

“While the signs of stabilization in our Engine markets are encouraging, the variability in our Industrial segment is a reminder that there is still economic and geopolitical uncertainty. We continue to address the mixed operating environment by planning cautiously while making targeted investments. These actions are guided by our strategic priorities, and our results so far this year are evidence of the progress we have made. Sales of innovative products and replacement parts are strong, and the recent acquisition of Hy-Pro Filtration will contribute to our inorganic growth targets. I am confident that we can leverage this success to meet our strategic and financial targets for this fiscal year and further strengthen our foundation for delivering long-term growth.”

[1] All earnings per share figures refer to diluted earnings per share.

[2] Adjusted earnings per share, a non-GAAP financial measure, exclude the impact of certain matters not related to the Company’s ongoing operations, including one-time charges in fiscal 2016 and the benefit from the Northern Technical, L.L.C. escrow settlement in first quarter 2017. See the “Accounting Considerations” section of this release for more information.

Third Quarter 2017 Financial Results

Donaldson generated third quarter 2017 sales of $608.2 million, an increase of 6.5 percent from $571.3 million in 2016. Excluding the negative impact from currency translation, third quarter sales increased 7.7 percent from the prior year, driven by an increase of 14.3 percent in sales of Engine Products, partially offset by a 3.3 percent decline in Industrial Products. The table below illustrates year-over-year sales performance with and without the impact from foreign currency translation.

	Three months ended April 30, 2017		Nine months ended April 30, 2017
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change

Off-Road	27.5%	30.0%	12.3%	13.1%
On-Road	1.6	2.2	(18.6)	(19.4)
Aftermarket	11.1	11.4	12.4	12.2
Aerospace & Defense	22.3	24.0	12.1	13.0
Engine Products	13.5%	14.3%	9.4%	9.4%

Industrial Filtration Solutions	0.3%	2.7%	2.1%	3.4%
Gas Turbine Systems	(34.5)	(33.7)	(18.9)	(18.0)
Special Applications	12.1	14.8	0.6	2.4
Industrial Products	(5.3)%	(3.3)%	(1.9)%	(0.5)%

Total Company	6.5%	7.7%	5.2%	5.8%

Donaldson’s third quarter 2017 operating margin increased to 14.5 percent from 13.1 percent in 2016. The prior-year rate was negatively impacted by approximately 0.7 percentage points from restructuring charges.3 Excluding the impact from these charges, third quarter 2017 GAAP operating margin increased by approximately 0.7 percentage points from the adjusted operating margin in 2016, reflecting year-over-year improvement in both gross margin and operating expense as a percent of sales (“expense rate”).

Third quarter 2017 gross margin increased to 34.8 percent from last year’s GAAP and adjusted gross margin rates of 34.4 percent and 34.6 percent, respectively. Donaldson’s third quarter 2017 expense rate of 20.2 percent was favorable to the prior year GAAP and adjusted rates of 21.3 percent and 20.7 percent, respectively. The expense rate reflects leverage on higher sales than last year, partially offset by an increase in variable compensation expense.

[3] Management believes that comparing fiscal 2017 GAAP operating profit metrics, which were unaffected by one-time items, with fiscal 2016 adjusted operating profit metrics is useful in understanding the Company’s performance given the one-time items included in prior-year GAAP results. See the Consolidated Rate Analysis table within the schedules attached to this press release for a summary of GAAP and non-GAAP gross profit, operating expenses and operating income as a rate of sales.

Third quarter 2017 interest expense declined to $4.8 million from $5.3 million last year. Donaldson’s effective income tax rate was 28.7 percent in third quarter 2017, compared with 24.0 percent in 2016. The prior-year rate included a benefit from favorable settlements of tax audits, which lowered the rate by approximately 4.2 percentage points.

During third quarter 2017, Donaldson repurchased 1.3 million shares, or 1.0 percent, of its common stock at an average price of $45.07 for a total investment of $58.6 million. Year to date, the Company has repurchased 2.7 million shares, or 2.0 percent, of its common stock at an average price of $41.20 for a total investment of $110.4 million. Donaldson paid dividends of $23.1 million in third quarter and $69.5 million year-to-date 2017.

Fiscal 2017 Outlook

Donaldson expects full-year 2017 adjusted EPS between $1.67 and $1.71, compared with prior guidance of $1.60 to $1.68. Fiscal 2017 GAAP EPS will be approximately 5 cents higher than adjusted EPS, reflecting the benefit from the Northern Technical, L.L.C. escrow settlement that occurred in first quarter 2017.

The Company expects fiscal 2017 sales will increase from 2016 by approximately 6 percent, compared with prior guidance for sales to grow between 2 percent and 4 percent. The full-year sales guidance includes a negative impact from currency translation of approximately $8.5 million and a benefit of $6 million from the recent acquisition of Hy-Pro Filtration.

Full-year 2017 sales in the Engine Products segment are now expected to increase from 2016 by 10 percent to 11 percent, compared with prior guidance of 5 percent to 7 percent. The year-over-year improvement in Engine is driven by growth in Aftermarket, Off-Road, and Aerospace and Defense, partially offset by a decline in On-Road. Additionally, the Engine guidance includes a benefit of approximately $6 million from Hy-Pro. Full-year 2017 sales of Industrial Products are expected to decline between 3 percent and 2 percent, compared with a decline between 3 percent and 1 percent in prior guidance. The year-over-year change in Industrial sales reflects declines in Gas Turbine Systems and Special Applications, partially offset by growth in Industrial Filtration Solutions.

Donaldson expects full-year 2017 operating margin between 14.0 percent and 14.4 percent, an increase of 0.2 percentage points when comparing the midpoints of the current and prior guidance ranges. The fiscal 2017 effective income tax rate is forecast between 27.7 percent and 28.7 percent, and other income is now expected between $10 million and $15 million.

Full-year 2017 capital expenditures are forecast between $60 million and $70 million and cash conversion is expected between 100 percent and 110 percent, compared with prior guidance of 105 percent to 115 percent. Donaldson expects to repurchase between 2 percent and 3 percent of its outstanding shares during fiscal 2017.

Accounting Considerations

During first quarter 2017, Donaldson recorded income of $6.8 million related to the settlement of claims against an escrow account that had been established in connection with the Company’s acquisition of Northern Technical, L.L.C., which was completed in first quarter 2015. The income was recorded as other income in Donaldson’s first quarter 2017 consolidated statement of earnings and within the Industrial Products segment earnings.

During fiscal 2016, pre-tax charges related to restructuring reduced Donaldson’s third quarter and year-to-date 2016 operating income by $4.1 million and $12.6 million, respectively. Additionally, the Company incurred $3.1 million of expenses in fiscal 2016 related to an independent investigation into its Gas Turbine Systems business. The restructuring and investigation charges were excluded from fiscal 2016 non-GAAP metrics.

Miscellaneous

The Company will webcast its fiscal 2017 third quarter earnings conference call today at 9:00 a.m. CDT. To listen to a live webcast of the call, visit the Events & Presentations section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available within the Events & Presentations section of the Company’s Investor Relations website beginning at approximately 12:00 p.m. CDT today.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could cause the Company’s results to differ materially from these statements. These factors include, but are not limited to, world economic and industrial market conditions; the Company's ability to maintain certain competitive advantages over competitors; pricing pressures; the Company's ability to protect and enforce its intellectual property rights; the Company's dependence on global operations; customer concentration in certain cyclical industries; commodity availability and pricing; the implementation of new information technology systems; information security and data breaches; foreign currency fluctuations; governmental laws and regulations; changes in tax laws, regulations and results of examinations; the Company's ability to attract and retain key personnel; changes in capital and credit markets; execution of the Company's acquisition strategy; the possibility of goodwill or intangible asset impairment; execution of restructuring plans; the Company's ability to maintain an effective system of internal control over financial reporting. These risks and uncertainties are described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended July 31, 2016. The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915, Donaldson Company is a global leader in the filtration industry with approximately 160 sales, manufacturing and distribution locations in 44 countries. Donaldson’s innovative filtration technologies improve people’s lives, enhance customers’ equipment performance and protect the environment. For more information, visit www.Donaldson.com.

CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,

	2017	2016	Change	2017	2016	Change

Net sales	$608.2	$571.3	6.5%	$1,711.8	$1,626.5	5.2%

Cost of sales	396.7	374.7	5.9%	1,118.2	1,081.0	3.4%

Gross profit	211.5	196.6	7.6%	593.6	545.5	8.8%

Operating expenses	123.0	121.7	1.1%	359.3	361.4	(0.6)%

Operating income	88.5	74.9	18.0%	234.3	184.1	27.3%

Other income, net	(0.6)	(2.5)	(70.1)%	(10.4)	(6.6)	58.0%

Interest expense	4.8	5.3	(6.8)%	14.4	15.8	(8.5)%

Earnings before income taxes	84.3	72.1	16.9%	230.3	174.9	31.7%

Income taxes	24.2	17.3	40.0%	65.7	43.6	50.7%

Net earnings	$60.1	$54.8	9.6%	$164.6	$131.3	25.3%

Weighted average shares - basic	132.5	133.9	(1.1)%	133.0	133.8	(0.6)%

Weighted average shares - diluted	134.1	134.7	(0.5)%	134.4	134.7	(0.3)%

Net earnings per share - basic	$0.45	$0.41	9.8%	$1.24	$0.98	26.5%

Net earnings per share - diluted	$0.45	$0.41	9.8%	$1.23	$0.97	26.8%

Dividends paid per share	$0.175	$0.170	2.9%	$0.525	$0.510	2.9%

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30,	July 31,
	2017	2016
ASSETS

Cash and cash equivalents	$295.9	$243.2
Accounts receivable, net	459.2	452.4
Inventories, net	272.8	234.1
Prepaids and other current assets	56.1	80.0
Total current assets	1,084.0	1,009.7

Property, plant, and equipment, net	462.5	469.8
Other assets and deferred taxes	333.8	307.5
Total assets	$1,880.3	$1,787.0

LIABILITIES AND SHAREHOLDERS' EQUITY

Short-term borrowings	$206.3	$165.5
Current maturities of long-term debt	100.6	51.2
Trade accounts payable	179.0	143.3
Employee compensation and other current liabilities	169.0	183.8
Total current liabilities	654.9	543.8

Long-term debt	298.1	350.2
Other long-term liabilities	125.3	121.6
Total liabilities	1,078.3	1,015.6

Shareholders' equity	802.0	771.4
Total liabilities & shareholders' equity	$1,880.3	$1,787.0

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30,
	2017	2016
OPERATING ACTIVITIES

Net earnings	$164.6	$131.3
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	55.8	55.9
Changes in operating assets and liabilities	1.5	(0.1)
Tax benefit of equity plans	(4.1)	(1.8)
Stock compensation plan expense	7.5	6.0
Other, net	(1.2)	10.6
Net cash provided by operating activities	224.1	201.9

INVESTING ACTIVITIES

Net expenditures on property and equipment	(41.2)	(59.4)
Net change in short-term investments	—	28.0
Acquisitions, net of cash acquired	(10.9)	(12.9)
Net cash used in investing activities	(52.1)	(44.3)

FINANCING ACTIVITIES

Purchase of treasury stock	(110.4)	(68.0)
Net change in debt and short-term borrowings	40.7	23.7
Dividends paid	(69.5)	(67.9)
Tax benefit of equity plans	4.1	1.8
Exercise of stock options	17.4	8.9
Net cash used in financing activities	(117.7)	(101.5)

Effect of exchange rate changes on cash	(1.6)	1.4

Increase in cash and cash equivalents	52.7	57.5

Cash and cash equivalents, beginning of year	243.2	189.9

Cash and cash equivalents, end of year	$295.9	$247.4

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2017	2016	2017	2016

Gross margin	34.8%	34.4%	34.7%	33.5%

Operating expenses rate	20.2%	21.3%	21.0%	22.2%

Operating income rate	14.5%	13.1%	13.7%	11.3%

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2017	2016	2017	2016
ADJUSTED RATES
Gross margin	34.8%	34.6%	34.7%	33.8%

Operating expenses rate	20.2%	20.7%	21.0%	21.6%

Operating income rate	14.5%	13.8%	13.7%	12.3%

Note: Rate analysis metrics are computed by dividing the applicable amount by net sales.

Although adjusted gross margin, adjusted operating expenses rate and adjusted operating income rate are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. The Company evaluates its results of operations both on an as reported and an as adjusted basis. The adjusted basis presentation, which is a non-GAAP measure, excludes the impact of certain matters not related to the Company's ongoing operations. See the "Accounting Considerations" and "Reconciliation of Non-GAAP Financial Measures" sections of this release for more information. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2017	2016	Change	2017	2016	Change
NET SALES
Engine Products segment
Off-Road	$68.9	$54.0	27.5%	$181.3	$161.5	12.3%
On-Road	28.8	28.4	1.6%	78.7	96.6	(18.6)%
Aftermarket	279.8	251.9	11.1%	784.1	697.8	12.4%
Aerospace and Defense	28.1	23.0	22.3%	77.3	68.9	12.1%
Total Engine Products segment	$405.6	$357.3	13.5%	$1,121.4	$1,024.8	9.4%

Industrial Products segment
Industrial Filtration Solutions	$129.3	$129.0	0.3%	$383.5	$375.8	2.1%
Gas Turbine Systems	31.2	47.5	(34.5)%	84.8	104.6	(18.9)%
Special Applications	42.1	37.5	12.1%	122.1	121.3	0.6%
Total Industrial Products segment	$202.6	$214.0	(5.3)%	$590.4	$601.7	(1.9)%

Total Company	$608.2	$571.3	6.5%	$1,711.8	$1,626.5	5.2%

EARNINGS BEFORE INCOME TAXES
Engine segment	$63.1	$48.7	29.6%	$157.2	$112.1	40.3%
Industrial segment	31.9	29.9	6.6%	94.5	81.6	15.8%
Corp/Unallocated	(10.7)	(6.5)	65.2%	(21.4)	(18.8)	14.0%
Total Company	$84.3	$72.1	16.9%	$230.3	$174.9	31.7%

EARNINGS BEFORE INCOME TAXES %
Engine Products segment	15.6%	13.6%	2.0	14.0%	10.9%	3.1
Industrial Products segment	15.7%	14.0%	1.7	16.0%	13.6%	2.4

Note: Percentage is calculated by dividing earnings before income taxes by sales.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2017	2016	2017		2016

Net cash provided by operating activities	$59.8	$92.6	$224.1		$201.9
Net capital expenditures	(16.2)	(16.6)	(41.2)		(59.4)
Free cash flow	$43.6	$76.0	$182.9		$142.5

Net earnings	$60.1	$54.8	$164.6		$131.3
Income taxes	24.2	17.3	65.7		43.6
Interest expense	4.8	5.3	14.4		15.8
Depreciation and amortization	18.5	19.3	55.8		55.9
EBITDA	$107.6	$96.7	$300.5		$246.6

Operating income	$88.5	$74.9	$234.3		$184.1
Restructuring charges	—	4.1	—		12.6
Investigation costs	—	—	—		3.1
Adjusted Operating Income	$88.5	$79.0	$234.3		$199.8

Net earnings	$60.1	$54.8	$164.6		$131.3
Restructuring charges, net of tax	—	2.9	—		8.8
Investigation costs, net of tax	—	—	—		2.0
Settlement, net of tax	—	—	(6.8)	(a)	—
Adjusted Net Earnings	$60.1	$57.7	$157.8		$142.1

Diluted EPS	$0.45	$0.41	$1.23		$0.97
Restructuring charges per share	—	0.02	—		0.07
Investigation costs per share	—	—	—		0.02
Settlement per share	—	—	(0.05)	(a)	—
Adjusted Diluted EPS	$0.45	$0.43	$1.18		$1.06

(a) See accounting considerations for additional information.

Although free cash flow, EBITDA, adjusted operating income, adjusted net earnings, and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The Company evaluates its results of operations both on an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compared these adjusted amounts to its prior period reported results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.

CONTACT:
Donaldson Company, Inc.
Brad Pogalz, 952-887-3753